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                               CUSTODIAN CONTRACT

                                     Between

                       MACKAY-SHIELDS MAINSTAY SERIES FUND

                                       and

                       STATE STREET BANK AND TRUST COMPANY



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                               CUSTODIAN CONTRACT

       This Contract between the MacKay-Shields Mainstay Series Fund, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 51 Madison Avenue, New York, New York 10010, hereinafter called the "Fund," and State Street Bank and Trust Company, a Massachusetts corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian,"

       WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Fund intends to initially offer shares in six series, (such series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 14, being herein referred to as the "Fund(s)");

       WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     Employment of Custodian and Property to be Held by It

       The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of its Declaration of Trust dated January 9, 1986, as amended from time to time (the "Declaration of Trust"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

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       Upon receipt of "Proper Instructions" (within the meaning of Section
2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.


2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian

       2.1. Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System."

       2.2. Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            1) upon sale of such securities for the account of the Fund and receipt of payment therefor (for the purposes of this subsection, the term "sale" shall include without limitation the disposition of a portfolio security
(i) upon the exercise of an option written by the Fund and (ii) upon the failure of the Fund to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid);

            2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

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            3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

            4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

            5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article I; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            7) To the broker selling the same for examination in accordance with the "street delivery" custom;

            8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or

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temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

            11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

            12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

            13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

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            14) Upon receipt of instructions from the transfer agent ("Transfer
Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective Prospectus and Statement of Additional Information ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

            15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

       2.3. Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the nominee name of any agent appointed pursuant to Section 2.11 or nominee name of any sub-custodian appointed pursuant to Article 1 which nominee shall in each case be assigned exclusively to the Fund. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason therefor.

       2.4. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting

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pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940, as amended, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

       2.5. Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification at least once each business day to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

       2.6. Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall make federal funds available to the Fund on the day following the receipt of the checks by the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

       2.7. Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a

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timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

       2.8. Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

            1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered, in the case of registered securities, as provided in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or
(c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i)

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against delivery of the securities either in certificate form or through an entry crediting the Custodian's account in which it holds securities as fiduciary, custodian or otherwise for customers at the Federal Reserve Bank with such securities or (ii) in the case of purchase by the Fund of securities owned by State Street Bank and Trust Company ("State Street") for its own account, against (A) delivery of the receipt evidencing purchase by the Fund, (B) earmarking certificates for such securities to show ownership by the Fund or transfer of such securities from State Street's proprietary account at the Federal Reserve Bank to its account described in (i) above, unless the securities are already held in the latter account, (C) the entry on the records of State Street showing that such securities are held by the Fund, and (D) delivery of written evidence of the agreement of State Street to repurchase such securities from the Fund; provided that, upon receipt of Proper Instructions, the Custodian shall transfer to another bank or trust company qualified to act as a custodian under the Investment Company Act of 1940, as amended, securities held in a Securities System and purchased from State Street subject to State Street's agreement to repurchase such securities;

            2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

            3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

            4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, filing fees for the registration or qualification of securities and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

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            5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

            6) For payment of the amount of dividends received in respect of securities sold short;

            7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

       2.9. Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

       2.10. Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Declaration of

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Trust and any applicable votes of the Trustees of the Fund pursuant thereto, the
Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

       2.11. Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

       2.12. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each of which is referred to herein as a "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to tile following provisions:

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            1) The Custodian may keep securities of the Fund in a Securities
System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

            3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

            4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

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            5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 10 hereof;

            6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

       2.13. Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts

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or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other proper corporate purposes, but only , in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

       2.14. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

       2.15. Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

       2.16. Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being

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held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least one business day prior to they date on which the Custodian is to take such action.

       2.17. Proper Instructions. Proper Instructions as used throughout this Contract means a writing signed or initialled by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees of the Fund and the Custodian are satisfied :hat such procedures afford adequate safeguards for the Fund's assets.


       2.18. Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

            1) surrender securities in temporary form for securities in definitive form;

            2) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

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            3) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

       2.19. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to Property of the Fund Held Outside of the United States.

       3.1. Appointment of Foreign Sub-Custodians. In accordance with Section 1, the Custodian is authorized and instructed to employ as sub-custodians for the Fund's securities and other assets maintained outside of the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of Proper Instructions, together with a certified resolution of the Trustees of the Fund, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign institutions and foreign securities depositories to act as sub-custodians. Upon receipt of Proper Instructions from the Fund, the Custodian shall cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

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       3.2. Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the Foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

       3.3. Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof.

       3.4. Segregation of Securities. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in the account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the fund, the securities so deposited (all collectively referred to as the "Account").

       3.5. Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the Fund's assets will not be subject to any rights, charge, security interest, lien or claim of any kind in favor of the foreign banking institutions or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained

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

identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

       3.6. Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

       3.7. Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and ether assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.


       3.8. Transactions in Foreign Custody Account. (a) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange or deliver foreign securities owned by the Fund, but except to the extent explicitly provided herein only in one of the circumstances specified in Section 2.2.

       (b) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause its foreign sub-custodians to pay out monies of the Fund, but except to the extent explicitly provided herein only in one of the circumstances specified in Section 2.9.

       (c) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

       (d) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

       3.9. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to arty claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

       3.10. Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in Section 1 of this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

       3.11. Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles ).

       3.12. Branches of U.S. Banks. Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a) (5) of the Investment Company Act of 1940, as amended, which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract.

4. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

       The custodian shall keep the books of account of the Fund and compute the net asset value per share of the outstanding shares of the Fund. The Custodian shall also calculate daily the net investment income of the Fund as described in the Fund's currently effective Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net investment income and, if instructed in writing by an officer of the Fund try do so, shall advise the Transfer Agent periodically of the division of such net investment income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus. The Custodian shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Contract, present or future, any information, reports, or other material which any such body by reason of this Contract may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any records it has prepared by reason of this Contract in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Contract.

5.     Records

       The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

6.     Opinion of Fund's Independent Accountant

       The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, and Form N-SAR or other reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

7.     Reports to Fund by Independent Public Accountants

       The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; sucks reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

8.     Compensation of Custodian

       The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

9.     Responsibility of Custodian

       So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate agreement, if any, entered into between the Custodian and the Fund.

       If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the

Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to .take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

       If the Fund requires the Custodian to advance cash or securities for any purpose, any property at any time held for the account on the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

10.    Effective Period, Termination and Amendment

       This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a hike event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

       Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as. may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. To the extent that the Custodian maintains records required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, that Custodian agrees that all such records and those records that the Fund and the Custodian agree from time to time are the records of the Fund, will be preserved, maintained at the expense of the Fund and made available in accordance with such Rules and agreement and will be surrendered promptly to the Fund at its request. Records surrendered hereunder shall be in machine readable form, except to the extent that the Custodian has maintained such a record only in paper form.

11.    Successor Custodian

       If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

       If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

       In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination, hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

12.    Interpretive and Additional Provisions

       In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

13.    Insurance.

       The Custodian shall at all times maintain insurance coverage deemed adequate by the Custodian in light of its duties hereunder and its other obligations and activities.

14.    Additional Funds

       In the event that the Fund establishes one or more series with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder. The Custodian shall not unreasonably withhold approval of such new series.

15.    Massachusetts Law to Apply

       This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth-of Massachusetts.

16.    Prior Contracts

       This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

       The name "MacKay-Shields Mainstay Series Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated January 9, 1986, as amended, and all persons dealing with the Fund must look solely to the trust property for the enforcement of any claims against the Fund as neither the Trustees,, officers, agents nor Shareholders assume any personal liability for obligations entered into on behalf of the Fund.

       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 24th day of March, 1986.


ATTEST                                  MACKAY-SHIELDS MAINSTAY SERIES FUND


                                        By
---------------------                     ---------------------
     Secretary                                President


ATTEST                                  STATE STREET BANK AND TRUST
                                        COMPANY


                                        By
---------------------                     ---------------------
 Assistant Secretary                          Vice President

                                        STATE STREET                  SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY               SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES

Argentina             Citibank, N.A.                            --

Australia             Westpac Banking Corporation               --

Austria               Erste Bank der Oesterreichischen
                      Sparkassen AG                             --

Bahrain               British Bank of the Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)     --

Bangladesh            Standard Chartered Bank                   --

Belgium               Generale de Banque                        --

Bermuda               The Bank of Bermuda Limited               --

Bolivia               Banco Boliviano Americano S.A.            --

Botswana              Barclays Bank of Botswana Limited         --

Brazil                Citibank, N.A.                            --

Bulgaria              ING Bank N.V.                             --

Canada                Canada Trustco Mortgage Company           --

Chile                 Citibank, N.A.                            --

People's Republic     The Hongkong and Shanghai                 --
of China              Banking Corporation Limited,
                      Shanghai and Shenzhen branches


Colombia              Cititrust Colombia S.A.                   --
                      Sociedad Fiduciaria


                                        STATE STREET                 SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY             SUBCUSTODIAN                        NON-MANDATORY DEPOSITORIES
Croatia             Privredna Banka Zagreb d.d.         --

Cyprus              Barclays Bank Plc.                  --
                    Cyprus Offshore Banking Unit

Czech Republic      Ceskoslovenska Obchodni             --
                    Banka, A.S.

Denmark             Den Danske Bank                     --

Ecuador             Citibank, N.A.                      --

Egypt               National Bank of Egypt              --

Estonia             Hansabank                           -

Finland             Merita Bank Limited                 --

France              Banque Paribas                      --

Germany             Dresdner Bank AG                    --

Ghana               Barclays Bank of Ghana Limited      --

Greece              National Bank of Greece S.A.        The Bank of Greece,
                                                        System for Monitoring Transactions in
                                                        Securities in Book-Entry Form

Hong Kong           Standard Chartered Bank             --

Hungary             Citibank Budapest Rt.               --

Iceland             Icebank Ltd.


                                        STATE STREET                  SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY               SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES
India                 Deutsche Bank AG                          --

                      The Hongkong and Shanghai
                      Banking Corporation Limited

Indonesia             Standard Chartered Bank                   --

Ireland               Bank of Ireland                           --

Israel                Bank Hapoalim B.M.                        --

Italy                 Banque Paribas                            --

Ivory Coast           Societe Generale de Banques               --
                      en Cote d'Ivoire

Jamaica               Scotiabank Jamaica Trust and Merchant     --

Japan                 The Daiwa Bank, Limited                   Japan Securities Depository
                                                                Center

                      The Fuji Bank, Limited

Jordan                British Bank of the Middle East           --
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Kenya                 Barclays Bank of Kenya Limited            --

Republic of Korea     The Hongkong and Shanghai Banking
                      Corporation Limited

Latvia                JSC Hansabank-Latvija                     --

Lebanon               British Bank of the Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)



                                       STATE STREET                       SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY              SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES
Lithuania            Vilniaus Bankas AB                        --

Malaysia             Standard Chartered Bank                   --
                     Malaysia Berhad

Mauritius            The Hongkong and Shanghai                 --
                     Banking Corporation Limited

Mexico               Citibank Mexico, S.A.                     --

Morocco              Banque Commerciale du Maroc               --

Namibia              (via) Standard Bank of South Africa       -

The Netherlands      MeesPierson N.V.                          --

New Zealand          ANZ Banking Group                         --
                     (New Zealand) Limited

Norway               Christiania Bank og                       --
                     Kreditkasse

Oman                 British Bank of the Middle East           --
                     (as delegate of The Hongkong and
                     Shanghai Banking Corporation Limited)

Pakistan             Deutsche Bank AG                          --

Peru                 Citibank, N.A.                            --

Philippines          Standard Chartered Bank

Poland               Citibank (Poland) S.A.                    --
                     Bank Polska Kasa Opieki S.A.



                                         STATE STREET             SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                SUBCUSTODIAN                             NON-MANDATORY DEPOSITORIES
Portugal               Banco Comercial Portugues                --

Romania                ING Bank N.V.                            --

Russia                 Credit Suisse First Boston AO, Moscow    --
                       (as delegate of Credit Suisse
                       First Boston, Zurich)

Singapore              The Development Bank                     --
                       of Singapore Limited

Slovak Republic        Ceskoslovenska Obchodna                  --
                       Banka, A.S.

Slovenia               Banka Creditanstalt d.d.                 --

South Africa           Standard Bank of South Africa Limited    --

Spain                  Banco Santander, S.A.                    --

Sri Lanka              The Hongkong and Shanghai                --
                       Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited          --

Sweden                 Skandinaviska Enskilda Banken            --

Switzerland            UBS AG                                   --

Taiwan - RO.C.         Central Trust of China                   --

Thailand               Standard Chartered Bank                  --

Trinidad & Tobago      Republic Bank Limited                    --

Tunisia                Banque Internationale Arabe de Tunisie   --



                                        STATE STREET                  SCHEDULE A
                                    GLOBAL CUSTODY NETWORK
                         SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                SUBCUSTODIAN                             NON-MANDATORY DEPOSITORIES
Turkey                 Citibank, N.A.                           --
                       Ottoman Bank

Ukraine                ING Bank, Ukraine                        --

United Kingdom         State Street Bank and Trust Company,     --
                       London Branch

Uruguay                Citibank, N.A.                           --

Venezuela              Citibank, N.A.                           --

Zambia                 Barclays Bank of Zambia Limited          --

Zimbabwe               Barclays Bank of Zimbabwe Limited        --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



                                         STATE STREET                 SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Argentina                     Caja de Valores S.A.

                   Australia                     Austraclear Limited

                                                 Reserve Bank Information and
                                                 Transfer System

                   Austria                       Oesterreichische Kontrollbank AG
                                                 (Wertpapiersammelbank Division)

                   Belgium                       Caisse Interprofessionnelle de
                                                 Depot et de Virement de Titres
                                                 S.A.

                                                 Banque Nationale de Belgique

                   Brazil                        Companhia Brasileira de Liquidacao e
                                                 Custodia (CBLC)

                                                 Bolsa de Valores de Rio de Janeiro
                                                 All SSB clients presently use CBLC

                                                 Central de Custodia a de Liquidacao Financeira
                                                 de Titulos

                   Bulgaria                      Central Depository AD

                                                 Bulgarian National Bank

                   Canada                        The Canadian Depository
                                                 for Securities Limited

                   People's Republic             Shanghai Securities Central Clearing and
                   of China                      Registration Corporation

                                                 Shenzhen Securities Central Clearing Co., Ltd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                        STATE STREET                SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Croatia                       Ministry of Finance

                                                 National Bank of Croatia

                   Czech Republic                Stredisko cennych papiru

                                                 Czech National Bank

                   Denmark                       Vaerdipapircentralen (the Danish
                                                 Securities Center)

                   Egypt                         Misr Company for Clearing, Settlement,
                                                 and Central Depository

                   Estonia                       Eesti Vaartpaberite Keskdepositoorium

                   Finland                       The Finnish Central Securities
                                                 Depository

                   France                        Societe Interprofessionnelle
                                                 pour la Compensation des
                                                 Valeurs Mobilieres (SICOVAM)

                   Germany                       Deutsche Borse Clearing AG

                   Greece                        The Central Securities Depository
                                                 (Apothetirion Titlon AE)

                   Hong Kong                     The Central Clearing and
                                                 Settlement System

                                                 Central Money Markets Unit

                   Hungary                       The Central Depository and Clearing
                                                 House (Budapest) Ltd. (KELER)
                                                 [Mandatory for Gov't Bonds only;
                                                 SSB does not use for other securities]

                   India                         The National Securities Depository Limited


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                        STATE STREET                 SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Indonesia                     Bank Indonesia

                   Ireland                       Central Bank of Ireland
                                                 Securities Settlement Office

                   Israel                        The Tel Aviv Stock Exchange Clearing
                                                 House Ltd.

                                                 Bank of Israel

                   Italy                         Monte Titoli S.p.A.
                                                 Banca d'Italia

                   Jamaica                       The Jamaican Central Securities Depository

                   Japan                         Bank of Japan Net System

                   Kenya                         Central Bank of Kenya

                   Republic of Korea             Korea Securities Depository Corporation

                   Latvia                        The Latvian Central Depository

                   Lebanon                       The Custodian and Clearing Center of
                                                 Financial Instruments for Lebanon
                                                 and the Middle East (MIDCLEAR) S.A.L.

                                                 The Central Bank of Lebanon

                   Lithuania                     The Central Securities Depository of Lithuania

                   Malaysia                      The Malaysian Central Depository Sdn. Bhd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                        STATE STREET                 SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                  COUNTRY                     MANDATORY DEPOSITORIES

                 Malaysia. (cont.)            Bank Negara Malaysia,
                                              Scripless Securities Trading and Safekeeping
                                              System

                 Mauritius                    The Central Depository & Settlement
                                              Co. Ltd.

                 Mexico                       S.D. INDEVAL, S.A. de C.V.
                                              (Instituto para el Deposito de
                                              Valores)

                 Morocco                      Maroclear

                 The Netherlands              Nederlands Centraal Instituut voor
                                              Giraal Effectenverkeer B.V. (NECIGEF)

                                              De Nederlandsche Bank N.V.

                 New Zealand                  New Zealand Central Securities
                                              Depository Limited

                 Norway                       Verdipapirsentralen (the Norwegian
                                              Registry of Securities)

                 Oman                         Muscat Securities Market

                 Pakistan                     Central Depository Company of Pakistan Limited

                 Peru                         Caja de Valores y Liquidaciones S.A.
                                              (CAVALI)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                         STATE STREET                SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Philippines                   The Philippines Central Depository, Inc.

                                                 The Registry of Scripless Securities
                                                 (ROSS) of the Bureau of the Treasury

                   Poland                        The National Depository of Securities
                                                 (Krajowy Depozyt Papierow Wartosciowych)

                                                 Central Treasury Bills Registrar

                   Portugal                      Central de Valores Mobiliarios (Central)

                   Romania                       National Securities Clearing, Settlement and
                                                 Depository Co.

                                                 Bucharest Stock Exchange Registry Division

                   Singapore                     The Central Depository (Pte)
                                                 Limited

                                                 Monetary Authority of Singapore

                   Slovak Republic               Stredisko Cennych Papierov

                                                 National Bank of Slovakia

                   Slovenia                      Klirinsko Depotna Druzba d.d.

                   South Africa                  The Central Depository Limited

                   Spain                         Servicio de Compensacion y
                                                 Liquidacion de Valores, S.A.

                                                 Banco de Espana,
                                                 Central de Anotaciones en Cuenta


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                         STATE STREET                SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Sri Lanka                     Central Depository System
                                                 (Pvt) Limited

                   Sweden                        Vardepapperscentralen AB
                                                 (the Swedish Central Securities Depository)

                   Switzerland                   Schweizerische Effekten - Giro AG

                   Taiwan - R.O.C.               The Taiwan Securities Central
                                                 Depository Co., Ltd.

                   Thailand                      Thailand Securities Depository
                                                 Company Limited

                   Tunisia                       Societe Tunisienne Interprofessionelle de
                                                 Compensation et de Depot de
                                                 Valeurs Mobilieres

                                                 Central Bank of Tunisia

                                                 Tunisian Treasury

                   Turkey                        Takas ve Saklama Bankasi A.S.
                                                 (TAKASBANK)

                                                 Central Bank of Turkey

                   Ukraine                       The National Bank of Ukraine

                   United Kingdom                The Bank of England,
                                                 The Central Gilts Offce and
                                                 The Central Moneymarkets Offce

                   Uruguay                       Central Bank of Uruguay


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory 6 as a matter of market practice.

                                         STATE STREET                SCHEDULE B
                                    GLOBAL CUSTODY NETWORK
                                    MANDATORY* DEPOSITORIES

                    COUNTRY                      MANDATORY DEPOSITORIES
                   Venezuela                     Central Bank of Venezuela

                   Zambia                        Lusaka Central Depository Limited

                                                 Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION            BRIEF DESCRIPTION
-------------------------------            -----------------
(FREQUENCY)
The Guide to Custody in World Markets      An overview of safekeeping and settlement practices and procedures in each market
(annually)                                 in which State Street Bank and Trust Company offers custodial services.


Global Custody Network Review              Information relating to the operating history and structure of depositories and
(annually)                                 subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Surve                         With respect to each market in which State Street Bank and Trust Company offers
(annually)                                 custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii)
                                           the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or
                                           Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                    Copies of the subcustodian contracts State Street Bank and Trust Company has entered
(annually)                                 into with each subcustodian in the markets in which State Street Bank and Trust
                                           Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                Developments of interest to investors in the markets in which State Street Bank and
                                           Trust Company offers custodial services.


Foreign Custody Advisories (as             With respect to markets in which State Street Bank and Trust Company offers custodial
necessary):                                services which exhibit special custody risks, developments which may impact State
                                           Street's ability to deliver expected levels of service.

                                   SCHEDULE D

MainStay Capital Appreciation Fund
MainStay Convertible Fund
MainStay GovernmentFund
MainStay High Yield Corporate Bond Fund
MainStay Money Market Fund
MainStay Tax Free Bond Fund
MainStay Total Return Fund
MainStay Value Fund